EXHIBIT 11(a)(1)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 2-74747 of First American Funds, Inc. on Form N-1A, under the Securities Act of 1933, of our report dated September 12, 1997, relating to the Qualivest Tax-Free Money Market Fund, incorporated by reference in the Statement of Additional Information in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP



Dayton, Ohio
January 28, 1998